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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 6, 2006, relating to the consolidated financial statements of Elcom International, Inc. for the year ended December 31, 2005 included in this Form 10-KSB, into the Company’s previously filed Registration Statements on Form S-3 File No. 333-94743 and 333-90964 and Form S-8 File Nos. 333-00362, 333-24809, 333-34193, 333-67927, 333-81795, 333-54852, 333-61316, 333-91488 and 333-134273.

Our report dated March 6, 2006 contains an explanatory paragraph that states the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt with respect to the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

/s/ Vitale, Caturano & Company, LTD.

VITALE, CATURANO & COMPANY, LTD.

December 17, 2007
Boston, Massachusetts

Certified Public Accountants     An Independent Member of Baker Tilly International
80 City Square, Boston, Massachusetts 02129     617 • 912 • 9000     FX 617 • 912 • 9001     www.vitale.com